Maxwell Batley

(1)

BRETT JULIAN NABARRO

(2)

PEACE ARCH FILMS LIMITED

LEASE

of

Third Floor 5-11 Mortimer Street London W1 N 7RH

Term

5 years

Commencing

1 December 2005

Rent

£32,960 p.a.

MAXWELL BATLEY

27 Chancery Lane

LONDON WC2A IPA

PARTICULARS
DATE:	2005
H.M. Land Registry	Harrow
Landlord's Title Number:	LN96651
Administrative area:	Greater London
Landlord:	Brett Julian Nabarro of Flat 5, 7 Bryanston Square, London W1H 2DH
Tenant:	PEACE ARCH FILMS LIMITED whose registered office is at 102 Deane Street London W1D 3TQ (Company Number 04682443)
Premises:	Third Floor of the Building as shown edged green on Plan 1
Building:	all that land and building known as 5-11 Mortimer Street London W1 as shown edged red on Plan 2
Contractual Term:	5 years from and including the Term Commencement Date subject to Tenant's right to break on the Break Date in accordance with the terms of this Lease
Break Date:	1 December 2008
Term Commencement Date:	1 December 2005
Rent Commencement Date:	1 January 2006
Rent:	the yearly rent of £32,960 (THIRTY TWO THOUSAND NINE HUNDRED AND SIXTY POUNDS)
Permitted Use:	Office use within Class B1, of the schedule to the Town and Country Planning (Use Classes) Order 1987 2008
Internal Decorating Year:	£3,863 for the first year of the Contractual Term then increasing annually in line by reference to increases in the Retail Prices (All Items)
Service Charge:	Index

Witness	/s/Amy Mackie

Name (in BLOCK CAPITALS)	Amy Mackie
Address	36 Dundonald Road Nimbledow SW19 3QN

SIGNED AS A DEED by PEACE ARCH FILMS LIMITED by:	/s/Penny Wolf

Penny Wolf
Director

DATE:           December 2, 2005

LANDLORD:    BRETT JULIAN NABARRO of Flat 5, 7 Bryanston Square, London W1H 2DH

TENANT:        PEACE ARCH FILMS LIMITED whose registered office is at 102 Deane Street

                        London W 1 D 3TQ (Company Registration Number: 04682443)

PREMISES:       The premises demised by the Lease and known as Third Floor, 5-11 Mortimer Street London W1

LEASE:            A lease dated 2 December 2005 between the Landlord (1) and the Tenant (2) by which the Premises were demised for a term of five (5) years commencing on 1 December 2005